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                                                                    Exhibit 10.6


                      FORM OF WATER PIK TECHNOLOGIES, INC.
               1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

ARTICLE I.            GENERAL


         1.1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its performance. This purpose will be served by providing an opportunity for Non-Employee Directors to elect to receive Stock Options and/or Common Stock in lieu of Director's Retainer Fee Payments, the automatic payment of a portion of the Director's Retainer Fee Payment in the form of Common Stock to those Non-Employee Directors not electing to receive such portion in the form of Stock Options and/or Common Stock and granting each Non-Employee Director annually an option covering 1,000 shares of Common Stock.


         1.2. Adoption and Term. The Plan has been approved by the Board and shall become effective as of the Effective Date (as hereinafter defined). The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the Effective Date, and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

         1.3. Definitions. As used herein the following terms have the following meanings:

         (a)      "Annual Options" means the Stock Options issuable under
                  Section 4.4(a) of the Plan.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

         (d) "Common Stock" means the common stock, par value $0.10 per share, of the Company.

         (e) "Company" means Water Pik Technologies, Inc., a Delaware corporation, and any successor thereto.

         (f) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

         (g)      "Director" means a member of the Board.

         (h) "Director's Fees" means the Director's Retainer Fee Payments and the Director's Meeting Fee Payments.


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         (i)      "Director's Meeting Fee Payment" means the dollar amount of the fees which the Non-Employee Director would be entitled to receive for attending meetings of the Board or any committee of the Board or for serving as the chair of the Board or any committee of the Board.

         (j) "Director's Retainer Fee Payment" means the dollar value of that portion of the annual retainer fee payable by the Company to a Non-Employee Director as of a particular Quarterly Payment Date, as established by the Board and in effect from time to time.

         (k) "Effective Date" means the effective date of the distribution by Allegheny Teledyne Incorporated to its stockholders of the Common Stock.

         (l)      "Employee" means any employee of the Company or an affiliate.

         (m) "Fair Market Value" means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange, or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

         (n) "Non-Employee Director" means a Director who is not an Employee.

         (o) "Non-Employee Director Notice" means a written notice delivered in accordance with Section 4.2.

         (p) "Plan" means this Water Pik Technologies, Inc. 1999 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

         (q) "Quarterly Payment Date" means each of the quarterly dates on which the Director's Retainer Fee Payment is paid by the Company.

         (r)      "Retainer Fee Options" means the Stock Options issuable under
                  Section 4.3 of the Plan.



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         (s)      "Stock Options" means options to purchase shares of Common
                  Stock of the Company issuable hereunder.

         1.4. Shares Subject to the Plan. The shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock or treasury shares and, subject to adjustment as provided in Section 5.1 hereof, the aggregate amount of such stock which may be issued or subject to Stock Options issued hereunder shall not exceed _______________. If any Stock Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for issuance under the Plan. Stock Options granted under the Plan will not be qualified as "incentive stock options" under Section 422 of the Code.

ARTICLE II.           ADMINISTRATION

         2.1. The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to participate hereunder, the determination of the number of shares of Common Stock or number of Stock Options issuable to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of shares of Common Stock and Stock Options to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ARTICLE III.          PARTICIPATION

         3.1. Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

ARTICLE IV.           PAYMENT OF DIRECTOR'S FEES

         4.1. General. The Director's Retainer Fee Payment shall be paid to each Non-Employee Director, as of each Quarterly Payment Date, as set forth in the Plan and subject to such other payment policies and procedures as the Board may establish from time to time. Director's Meeting Fee payments shall be paid reasonably promptly following the date of the meeting to which such payments relate. If for the applicable Compensation Year such Non-Employee Director has not made an election to receive Stock Options or Common Stock in lieu of at least one-fourth (1/4) of the Director's Retainer Fee Payment pursuant to
Section 4.2, three-fourths (3/4) of the Director's Retainer Fee Payment shall be paid in cash and one-fourth (1/4) of the Director's Retainer Fee Payment shall be paid in the form of Common Stock.


         4.2. Non-Employee Director Notice. Non-Employee Directors may file with the Committee or its designee prior to the commencement of a Compensation Year a Non-Employee Director Notice electing to receive a specified portion (but not below twenty five percent (25%)) of his or her Director's Retainer Fee Payment in the form of Stock Options and/or Common Stock.




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Notwithstanding the foregoing, elections to receive Common Stock or Stock
Options may be made at any time during a Compensation Year so long as such elections are made irrevocably in advance of receiving the corresponding Common Stock or Stock Options and approved in accordance with Rule 16b-3 under the Exchange Act.


         4.3.     Conversion of Retainer Fee Payment to Shares.

         Each Non-Employee Director who pursuant to Section 4.1 or 4.2 is to receive Common Stock as part of his or her Director's Retainer Fee Payment with respect to a Compensation Year and who is elected or reelected or is a continuing Non-Employee Director as of the date of commencement of such Compensation Year and as of the applicable Quarterly Payment Date, shall receive as of each Quarterly Payment Date during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Director's Retainer Fee Payment to be paid in the form of Common Stock by
(ii) the Fair Market Value of the Common Stock per share on such Quarterly Payment Date. Cash shall be paid in lieu of any fractional shares.

         4.4.     Stock Options.


         (a) Annual Option Grants. An Annual Option covering 1,000 shares of Common Stock shall be granted to each Non-Employee Director on the date of adoption of this Plan by the Board, subject to approval of the stockholders of the Company. Thereafter, an Annual Option covering 1,000 shares of Common Stock will be granted to each Non-Employee Director automatically at the conclusion of each Company Annual Meeting. If, after the date of adoption of this Plan, a director first becomes a Non-Employee Director on a date other than an Annual Meeting date, an Annual Option covering 1,000 shares of Common Stock will be granted to such director on his or her first date of Board service. The purchase



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price of the Common Stock covered by each Annual Option will be the Fair Market
Value of a share of Common Stock as of the date of grant of the Annual Option.

         (b) Retainer Fees Options. Retainer Fees Options for a Compensation Year will be granted on January 2 of such Compensation Year (or if such January 2 is not a business day, on the next succeeding business day) for service during such Compensation Year. The number of shares of Common Stock to be subject to a Retainer Fees Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Company Common Stock on the date of grant by 0.3333 and dividing the result into the portion of the Director's Retainer Fee Payment elected to be received as Stock Options by the Non-Employee Director for the Compensation Year. The purchase price of each share covered by each Retainer Fee Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Retainer Fee Option multiplied by 0.6666.


         (c) Duration and Exercise of Stock Options. Subject to Section 4.04(f) below, Annual Options and Retainer Fee Options become exercisable on the first anniversary of the date on which they were granted. Stock Options shall terminate upon the expiration of ten years from the date of grant. No Stock Option may be exercised for a fraction of a share and no partial exercise of any Stock Option may be for less than one hundred (100) shares.


         (d) Purchase Price. The purchase price for the shares shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Stock Option holder, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Stock Option price (in which case the exercise will be effective upon receipt of such proceeds by the Company). Shares of Common Stock used to satisfy the exercise price of a Stock Option shall be valued at their Fair Market Value on the date of exercise.

         (e) Transferability. Stock Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution and shall be exercisable during a Stock Option holder's lifetime only by the Stock Option holder or by his or her guardian or legal representative, except to the extent transfer is permitted by Rule 16b-3 promulgated under the Exchange Act. Subject to the foregoing, Stock Options shall not be



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assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

         (f) Termination of Directorship. All rights of a Director in a Stock Option, to the extent that the Stock Option has not been exercised, shall terminate three months after the date of the termination of his or her services as a director for any reason other than (i) the death of the Director, (ii) cessation of services as a director because the individual, although nominated by the Board, is not elected by the stockholders to the Board, or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively "Termination Events"). If a Director ceases to be a director of the Company because of a Termination Event, the nearest whole number of unexercisable Stock Options shall immediately become exercisable which equals the number of full months actually served by the director as a Non-Employee Director during the Compensation Year at issue divided by 12, multiplied by the number of unexercisable Stock Options on the date of the Termination Event. The remaining unexercisable portion of all such Stock Options shall terminate. All then exercisable Stock Options shall expire twelve months after the date of a Termination Event.

ARTICLE V.            MISCELLANEOUS

         5.1. Adjustments Upon Changes in Common Stock. The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to, and the exercise price of, outstanding Stock Options, shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.


         5.2. Amendment and Termination. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the stockholders of the Company, make any amendment which requires stockholder approval or under any applicable law or regulation of a national stock exchange on which the Common Stock is traded. The Board shall have the right and the power to terminate the Plan at any time. No amendment or termination of the Plan may, without the consent of the Non-Employee Director, adversely affect the right of such Non-Employee Director with respect to any Stock Options then outstanding.


         5.3. Requirements of Law. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         5.4. No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

         5.5. Construction. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.



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         5.6. Governing Law. This Plan shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflict of law, as to all matters, including matters of validity, construction, effect, performance and remedies.




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